EXHIBIT 5.1

Fulbright & Jaworski L.L.P.

A Registered Limited Liability Partnership
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
www.fulbright.com

telephone: (713) 651-5151	facsimile: (713) 651-5246

November 9, 2004

Southwest Bancorporation of Texas, Inc.
4400 Post Oak Parkway
Houston, Texas 77027

Ladies and Gentlemen:

     We have acted as counsel to Southwest Bancorporation of Texas, Inc., a Texas corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Registration Statement”), which Registration Statement relates to the proposed offer and sale by the Company of an aggregate of up to 2,000,000 shares of the Company’s common stock, $1.00 par value (the “Shares”) pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). In such connection, we are passing on certain legal matters in connection with the issuance of the Shares under the Plan. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

     In connection with rendering this opinion, we have examined the Plan and such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of certain public officials and officers of the Company.

     Based upon the foregoing examination and review, we are of the opinion that the Shares have been validly authorized for issuance and, upon issuance in accordance with the terms of the Plan, will be validly issued and are fully paid and non-assessable.

     The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of Texas and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect thereto under the caption “Legal Matters” in the Prospectus included as part of the Registration Statement.

Very truly yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.

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